Exhibit 99.1

Landmark Infrastructure Partners LP Reports Second Quarter Results

El Segundo, California, August 1, 2018 (GLOBE NEWSWIRE) – Landmark Infrastructure Partners LP (the “Partnership,” “we,” “us” or “our”) (Nasdaq: LMRK) today announced its second quarter financial results.

Highlights

•	Completed acquisitions with total consideration of approximately $128 million through July 31, 2018;
•	Reported Q2 2018 rental revenue of $16.8 million, a 31% increase year-over-year;
•	Reported Q2 2018 net income of $6.1 million, EBITDA of $16.9 million, and Adjusted EBITDA of $16.5 million, a 30% increase in Adjusted EBITDA year-over-year;
•	Reported Q2 2018 distributable cash flow of $8.1 million, a 9% increase year-over-year;
•	Announced a quarterly distribution of $0.3675 per common unit; and
•	On June 6, the Partnership completed a $125 million wireless communication fixed rate debt placement through a securitization with a weighted-average coupon rate of 4.31%.

Second Quarter 2018 Results

Rental revenue for the quarter ended June 30, 2018 increased 31% to $16.8 million compared to the second quarter of 2017.  Net income for the second quarter of 2018 was $6.1 million, compared to net income of $2.7 million in the second quarter of 2017.  Net income attributable to common unitholders per diluted unit in the second quarter of 2018 was $0.12, compared to net income attributable to common unitholders per diluted unit of $0.05 in the second quarter of 2017.  EBITDA (earnings before interest, income taxes, depreciation and amortization) for the quarter ended June 30, 2018 increased 66% to $16.9 million compared to the second quarter of 2017.  Adjusted EBITDA for the quarter ended June 30, 2018 increased 30% to $16.5 million compared to the second quarter of 2017, and distributable cash flow increased 9% to $8.1 million compared to the second quarter of 2017.

For the six months ended June 30, 2018, the Partnership reported rental revenue of $32.5 million, net income of $12.8 million, and net income attributable to common unitholders of $0.31 per diluted unit.  The Partnership reported EBITDA of $34.0 million, Adjusted EBITDA of $32.0 million, and distributable cash flow of $16.1 million in the six-month period ended June 30, 2018.

“We’re very pleased to announce another quarter of strong operating results.  Our principal ground lease business continues to produce very stable and consistent returns, and we’re making great progress on the new initiatives that we’ve launched.  These initiatives will allow us to drive more meaningful growth to the Partnership as we leverage our relationships and our large and growing portfolio of critical infrastructure assets.  We’re confident we have the relationships and financial flexibility to execute our business and grow the Partnership, and we remain focused on providing long-term value for our unitholders,” said Tim Brazy, Chief Executive Officer of the Partnership’s general partner.

Quarterly Distributions

On July 19, 2018, the Board of Directors of the Partnership’s general partner declared a cash distribution of $0.3675 per common unit, or $1.47 per common unit on an annualized basis, for the quarter ended June 30, 2018. The distribution is payable on August 14, 2018 to common unitholders of record as of August 1, 2018.

On July 19, 2018, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.4400 per Series C preferred unit, which is payable on August 15, 2018 to Series C preferred unitholders of record as of August 1, 2018.

On July 19, 2018, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.49375 per Series B preferred unit, which is payable on August 15, 2018 to Series B preferred unitholders of record as of August 1, 2018.

On June 21, 2018, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.5000 per Series A preferred unit, which was paid on July 16, 2018 to Series A preferred unitholders of record as of July 2, 2018.

Recent Acquisitions

Year-to-date through July 31, 2018, the Partnership acquired a total of 186 assets for total consideration of approximately $128 million. The acquisitions were immediately accretive to the Partnership’s distributable cash flow, funded primarily with borrowings under the Partnership’s existing Facility and the issuance of common units.

At-The-Market (“ATM”) Equity Programs

Year-to-date as of June 30, 2018, through its At-The-Market (“ATM”) issuance programs, the Partnership has issued 27,830 common units and 24,747 Series A preferred units for gross proceeds of approximately $0.5 million and $0.6 million, respectively.

2018 Guidance

The Partnership’s outlook for acquisition volume is $250 million to $300 million in assets.  This includes the right to purchase $200 million to $250 million in assets that the Partnership’s sponsor has expressed its intent to offer us, and approximately $50 million in new infrastructure deployments.  These acquisitions and deployments, combined with organic portfolio growth, are expected to drive distribution growth of 10% over the fourth quarter 2017 distribution of $0.3675 per common unit by the fourth quarter 2018 (distribution to be paid in February 2019).

Conference Call Information

The Partnership will hold a conference call on Wednesday, August 1, 2018, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time) to discuss its second quarter 2018 financial and operating results.  The call can be accessed via a live webcast at https://edge.media-server.com/m6/p/ho43yvep, or by dialing 877-930-8063 in the U.S. and Canada.  Investors outside of the U.S. and Canada should dial 253-336-7764.  The passcode for both numbers is 4349739.

A webcast replay will be available approximately two hours after the completion of the conference call through August 1, 2019 at https://edge.media-server.com/m6/p/ho43yvep.  The replay is also available through August 10, 2018 by dialing 855-859-2056 or 404-537-3406 and entering the access code 4349739.

About Landmark Infrastructure Partners LP

The Partnership owns and manages a portfolio of real property interests and infrastructure assets that the Partnership leases to companies in the wireless communication, outdoor advertising and renewable power generation industries.

Non-GAAP Financial Measures

We define EBITDA as net income before interest, income taxes, depreciation and amortization, and we define Adjusted EBITDA as EBITDA before unrealized and realized gain or loss on derivatives, loss on early extinguishment of debt, gain or loss on sale of real property interests, straight line rent adjustments, amortization of above and below market rents, impairments, acquisition-related expenses, unit-based compensation, repayments of investments in receivables, and the capital contribution to fund our general and administrative expense reimbursement.  We define distributable cash flow as Adjusted EBITDA less cash interest expense, current cash income tax expense, distributions to preferred unitholders, distributions to noncontrolling interest holders, and maintenance capital expenditures.  Distributable cash flow will not reflect changes in working capital balances. We believe that to understand our performance further, EBITDA, Adjusted EBITDA and distributable cash flow should be compared with our reported net income (loss) and net cash provided by operating activities in accordance with generally accepted accounting principles in the United States (“GAAP”), as presented in our consolidated financial statements.

EBITDA, Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded limited partnerships, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;
•	the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;
•	our ability to incur and service debt and fund capital expenditures; and
•	the viability of acquisitions and the returns on investment of various investment opportunities.

We believe that the presentation of EBITDA, Adjusted EBITDA and distributable cash flow provides information useful to investors in assessing our financial condition and results of operations.  The GAAP measures most directly comparable to EBITDA, Adjusted EBITDA and distributable cash flow are net income (loss) and net cash provided by operating activities.  EBITDA, Adjusted EBITDA and distributable cash flow should not be considered as an alternative to GAAP net income (loss), net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Each of EBITDA, Adjusted EBITDA and distributable cash flow has important limitations as analytical tools because they exclude some, but not all, items that affect net income (loss) and net cash provided by operating activities, and these measures may vary from those of other companies.  You should not consider EBITDA, Adjusted EBITDA and distributable cash flow in isolation or as a substitute for analysis of our results as reported under GAAP.  As a result, because EBITDA, Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, EBITDA, Adjusted EBITDA and distributable cash flow as presented below may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.  For a reconciliation of EBITDA, Adjusted EBITDA and distributable cash flow to the most comparable financial measures calculated and presented in accordance with GAAP, please see the “Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow” table below.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of federal securities laws.  These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information.  You can identify forward-looking statements by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “project,” “could,” “may,” “should,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes.  These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Partnership’s control and are difficult to predict.  These statements are often based upon various assumptions, many of which are based, in turn, upon further assumptions, including examination of historical operating trends made by the management of the Partnership.  Although the Partnership believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies, which are difficult or impossible to predict and are beyond its control, the Partnership cannot give assurance that it will achieve or accomplish these expectations, beliefs or intentions.  Examples of forward-looking statements in this press release include our expected distribution growth for 2018 and expected acquisition opportunities from our sponsor.  When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in the Partnership’s filings with the U.S. Securities and Exchange Commission (the “Commission”), including the Partnership’s annual report on Form 10-K for the year ended December 31, 2017 and Current Report on Form 8-K filed with the Commission on February 15, 2018.  These risks could cause the Partnership’s actual results to differ materially from those contained in any forward-looking statement.

CONTACT:	Marcelo Choi
Vice President, Investor Relations
(213) 788-4528
ir@landmarkmlp.com

Landmark Infrastructure Partners LP

Consolidated Statements of Operations

In thousands, except per unit data

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue
Rental revenue	$16,796	$12,803	$32,491	$24,644
Expenses
Property operating	229	74	515	161
General and administrative	1,089	1,437	2,788	2,845
Acquisition-related	196	285	381	752
Amortization	4,233	3,239	8,255	6,368
Impairments	103	692	103	848
Total expenses	5,850	5,727	12,042	10,974
Other income and expenses
Interest and other income	408	379	846	738
Interest expense	(6,408)	(4,234)	(12,680)	(8,154)
Unrealized gain (loss) on derivatives	1,286	(544)	4,434	(50)
Total other income and expenses	(4,714)	(4,399)	(7,400)	(7,466)
Income before income tax expense	6,232	2,677	13,049	6,204
Income tax expense	127	—	203	—
Net income	6,105	2,677	12,846	6,204
Less: Net income attributable to noncontrolling interests	8	4	12	7
Net income attributable to limited partners	6,097	2,673	12,834	6,197
Less: Distributions to preferred unitholders	(2,930)	(1,510)	(4,874)	(2,854)
Less: General Partner's incentive distribution rights	(195)	(98)	(390)	(187)
Net income attributable to common and subordinated unitholders	$2,972	$1,065	$7,570	$3,156
Net income (loss) per common and subordinated unit
Common units – basic	$0.12	$0.05	$0.33	$0.14
Common units – diluted	$0.12	$0.05	$0.31	$0.14
Subordinated units – basic and diluted	$—	$0.05	$(0.39)	$0.14
Weighted average common and subordinated units outstanding
Common units – basic	25,058	19,650	24,032	19,554
Common units – diluted	25,058	22,785	24,811	22,689
Subordinated units – basic and diluted	—	3,135	779	3,135
Other Data
Total leased tenant sites (end of period)	2,327	2,016	2,327	2,016
Total available tenant sites (end of period)	2,415	2,093	2,415	2,093

Landmark Infrastructure Partners LP

Consolidated Balance Sheets

In thousands, except per unit data

(Unaudited)

	June 30, 2018	December 31, 2017
Assets
Land	$124,816	$114,385
Real property interests	668,252	596,422
Construction in progress	23,804	7,574
Total land and real property interests	816,872	718,381
Accumulated amortization of real property interests	(44,870)	(37,817)
Land and net real property interests	772,002	680,564
Investments in receivables, net	20,101	20,782
Cash and cash equivalents	9,767	9,188
Restricted cash	6,578	18,672
Rent receivables, net	3,446	4,141
Due from Landmark and affiliates	583	629
Deferred loan costs, net	2,671	3,589
Deferred rent receivable	4,059	4,252
Derivative asset	7,593	3,159
Other intangible assets, net	23,627	17,984
Assets held for sale (AHFS)	7,846	—
Other assets	4,563	5,039
Total assets	$862,836	$767,999
Liabilities and equity
Revolving credit facility	$177,000	$304,000
Secured notes, net	349,223	187,249
Accounts payable and accrued liabilities	12,039	4,978
Other intangible liabilities, net	13,146	12,833
Liabilities associated with AHFS	397	—
Prepaid rent	6,499	4,581
Total liabilities	558,304	513,641
Commitments and contingencies
Mezzanine equity
Series C cumulative redeemable convertible preferred units, 2,000,000 and zero units issued and outstanding at June 30, 2018 and December 31, 2017, respectively	47,534	—
Equity
Series A cumulative redeemable preferred units, 1,593,149 and 1,568,402 units issued and outstanding at June 30, 2018 and December 31, 2017, respectively	37,207	36,604
Series B cumulative redeemable preferred units, 2,463,015 units issued and outstanding at June 30, 2018 and December 31, 2017, respectively	58,936	58,936
Common units, 25,130,604 and 20,146,458 units issued and outstanding at June 30, 2018 and December 31, 2017, respectively	330,207	288,527
Subordinated units, zero and 3,135,109 units issued and outstanding at June 30, 2018 and December 31, 2017, respectively	—	19,641
General Partner	(169,239)	(150,519)
Accumulated other comprehensive income	(314)	968
Total limited partners' equity	256,797	254,157
Noncontrolling interests	201	201
Total equity	256,998	254,358
Total liabilities, mezzanine equity and equity	$862,836	$767,999

Landmark Infrastructure Partners LP

Real Property Interest Table

		Available Tenant Sites (1)			Leased Tenant Sites
Real Property Interest	Number of Infrastructure Locations (1)	Number	Average Remaining Property Interest (Years)		Number	Average Remaining Lease Term (Years) (2)	Tenant Site Occupancy Rate (3)	Average Monthly Effective Rent Per Tenant Site (4)(5)	Quarterly Rental Revenue (6) (In thousands)	Percentage of Quarterly Rental Revenue (6)
Tenant Lease Assignment with Underlying Easement
Wireless Communication	1,093	1,390	77.6	(7)	1,336	28.1			$7,876	48%
Outdoor Advertising	517	617	83.8	(7)	602	18.1			3,411	21%
Renewable Power Generation	24	56	29.1	(7)	56	29.8			471	3%
Subtotal	1,634	2,063	78.7	(7)	1,994	25.1			$11,758	72%
Tenant Lease Assignment only (8)
Wireless Communication	163	232	48.9		214	17.8			$1,580	9%
Outdoor Advertising	30	31	61.9		30	15.3			209	1%
Renewable Power Generation	6	6	49.1		6	28.0			56	—%
Subtotal	199	269	50.4		250	17.7			$1,845	10%
Tenant Lease on Fee Simple
Wireless Communication	17	27	99.0	(7)	27	18.7			$908	5%
Outdoor Advertising	37	41	99.0	(7)	41	10.4			716	4%
Renewable Power Generation	13	15	99.0	(7)	15	31.4			1,569	9%
Subtotal	67	83	99.0	(7)	83	16.8			$3,193	18%
Total	1,900	2,415	76.2	(9)	2,327	24.0			$16,796	100%
Aggregate Portfolio
Wireless Communication	1,273	1,649	73.9		1,577	26.5	96%	$1,995	$10,364	62%
Outdoor Advertising	584	689	83.7		673	17.5	98%	2,349	4,336	26%
Renewable Power Generation	43	77	37.8		77	30.1	100%	9,510	2,096	12%
Total	1,900	2,415	76.2	(9)	2,327	24.0	96%	$2,339	$16,796	100%

(1)

“Available Tenant Sites” means the number of individual sites that could be leased. For example, if we have an easement on a single rooftop, on which three different tenants can lease space from us, this would be counted as three “tenant sites,” and all three tenant sites would be at a single infrastructure location with the same address.

(2)

Assumes the exercise of all remaining renewal options of tenant leases. Assuming no exercise of renewal options, the average remaining lease terms for our wireless communication, outdoor advertising, renewable power generation and aggregate portfolios as of June 30, 2018 were 3.8, 8.8, 18.1 and 5.5 years, respectively.

(3)	Represents the number of leased tenant sites divided by the number of available tenant sites.
(4)	Occupancy and average monthly effective rent per tenant site are shown only on an aggregate portfolio basis by industry.
(5)	Represents total monthly revenue excluding the impact of amortization of above and below market lease intangibles divided by the number of leased tenant sites.
(6)	Represents GAAP rental revenue recognized under existing tenant leases for the three months ended June 30, 2018. Excludes interest income on receivables.
(7)	Fee simple ownership and perpetual easements are shown as having a term of 99 years for purposes of calculating the average remaining term.
(8)

Reflects “springing lease agreements” whereby the cancellation or nonrenewal of a tenant lease entitles us to enter into a new ground lease with the property owner (up to the full property interest term) and a replacement tenant lease. The remaining lease assignment term is, therefore, equal to or longer than the remaining lease term. Also represents properties for which the “springing lease” feature has been exercised and has been replaced by a lease for the remaining lease term.

(9)	Excluding perpetual ownership rights, the average remaining property interest term on our tenant sites is approximately 65 years.

Landmark Infrastructure Partners LP

Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow

In thousands

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
Net income	$6,105	$2,677	$12,846	$6,204
Interest expense	6,408	4,234	12,680	8,154
Amortization expense	4,233	3,239	8,255	6,368
Income tax expense	127	—	203	—
EBITDA	$16,873	$10,150	$33,984	$20,726
Impairments	103	692	103	848
Acquisition-related	196	285	381	752
Unrealized (gain) loss on derivatives	(1,286)	544	(4,434)	50
Unit-based compensation	—	—	70	105
Straight line rent adjustments	63	27	144	(220)
Amortization of above- and below-market rents, net	(347)	(369)	(675)	(652)
Repayments of investments in receivables	309	280	608	525
Deemed capital contribution to fund general and administrative expense reimbursement(1)	578	1,074	1,780	2,029
Adjusted EBITDA	$16,489	$12,683	$31,961	$24,163
Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow to Net Cash Provided by Operating Activities
Net cash provided by operating activities	$9,886	$7,211	$21,566	$13,990
Unit-based compensation	—	—	(70)	(105)
Unrealized gain (loss) on derivatives	1,286	(544)	4,434	(50)
Amortization expense	(4,233)	(3,239)	(8,255)	(6,368)
Amortization of above- and below-market rents, net	347	369	675	652
Amortization of deferred loan costs and discount on secured notes	(990)	(473)	(1,881)	(911)
Receivables interest accretion	—	(2)	—	7
Impairments	(103)	(692)	(103)	(848)
Allowance for doubtful accounts	(39)	(11)	(29)	(26)
Working capital changes	(49)	58	(3,491)	(137)
Net income	$6,105	$2,677	$12,846	$6,204
Interest expense	6,408	4,234	12,680	8,154
Amortization expense	4,233	3,239	8,255	6,368
Income tax expense	127	—	203	—
EBITDA	$16,873	$10,150	$33,984	$20,726
Less:
Unrealized gain on derivatives	(1,286)	—	(4,434)	—
Straight line rent adjustment	—	—	—	(220)
Amortization of above- and below-market rents, net	(347)	(369)	(675)	(652)
Add:
Impairments	103	692	103	848
Acquisition-related	196	285	381	752
Unrealized loss on derivatives	—	544	—	50
Unit-based compensation	—	—	70	105
Straight line rent adjustment	63	27	144	—
Repayments of investments in receivables	309	280	608	525
Deemed capital contribution to fund general and administrative expense reimbursement (1)	578	1,074	1,780	2,029
Adjusted EBITDA	$16,489	$12,683	$31,961	$24,163
Less:
Expansion capital expenditures	(36,760)	(46,710)	(131,820)	(59,153)
Cash interest expense	(5,418)	(3,761)	(10,799)	(7,243)
Cash income tax	(76)	—	(152)	—
Distributions to preferred unitholders	(2,930)	(1,510)	(4,874)	(2,854)
Distributions to noncontrolling interest holders	(8)	(4)	(12)	(7)
Add:
Borrowings and capital contributions to fund expansion capital expenditures	36,760	46,710	131,820	59,153
Distributable cash flow	$8,057	$7,408	$16,124	$14,059

(1)

Under the omnibus agreement that we entered into with Landmark at the closing of our initial public offering, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) November 19, 2019. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

Landmark Infrastructure Partners LP

Reconciliation of Operations, EBITDA, Adjusted EBITDA and Distributable Cash Flow

In thousands, except per unit data (Unaudited)

Three Months Ended June 30,
2018	2017
Revenue:
Rental revenue	$16,796	$12,803
Expenses:
Property operating	229	74
General and administrative	1,089	1,437
Acquisition-related	196	285
Amortization	4,233	3,239
Impairments	103	692
Total expenses	5,850	5,727
Other income and expenses
Interest and other income	408	379
Interest expense	(6,408)	(4,234)
Unrealized gain (loss) on derivatives	1,286	(544)
Total other income and expenses	(4,714)	(4,399)
Income before income tax expense	6,232	2,677
Income tax expense	127	—
Net income	$6,105	$2,677
Add:
Interest expense	6,408	4,234
Amortization expense	4,233	3,239
Income tax expense	127	—
EBITDA	$16,873	$10,150
Less:
Unrealized gain on derivatives	(1,286)	—
Amortization of above- and below-market rents	(347)	(369)
Add:
Impairments	103	692
Acquisition-related expenses	196	285
Unrealized loss on derivatives	—	544
Straight line rent adjustments	63	27
Repayments of investments in receivables	309	280
Deemed capital contribution to fund general and administrative expense reimbursement (1)	578	1,074
Adjusted EBITDA	$16,489	$12,683
Less:
Expansion capital expenditures	(36,760)	(46,710)
Cash interest expense	(5,418)	(3,761)
Cash income tax	(76)	—
Distributions to preferred unitholders	(2,930)	(1,510)
Distributions to noncontrolling interest holders	(8)	(4)
Add:
Borrowings and capital contributions to fund expansion capital expenditures	36,760	46,710
Distributable cash flow	$8,057	$7,408
Annualized quarterly distribution per unit	$1.47	$1.42
Distributions to common unitholders	9,209	6,976
Distributions to Landmark Dividend – subordinated units	—	1,113
Distributions to the General Partner – incentive distribution rights	195	98
Total distributions	$9,404	$8,187
Shortfall of distributable cash flow over the quarterly distribution	$(1,347)	$(779)
Coverage ratio (2)	0.86	x	0.90	x

(1)

Under the omnibus agreement that we entered into with Landmark at the closing of the IPO, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) November 19, 2019. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

(2)	Coverage ratio is calculated as the distributable cash flow for the quarter divided by the distributions to the common and subordinated unitholders on the weighted average units outstanding.

Landmark Infrastructure Partners LP

Reconciliation of Operations, EBITDA, Adjusted EBITDA and Distributable Cash Flow

In thousands, except per unit data (Unaudited)

Six Months Ended June 30,
2018	2017
Revenue:
Rental revenue	$32,491	$24,644
Expenses:
Property operating	515	161
General and administrative	2,788	2,845
Acquisition-related	381	752
Amortization	8,255	6,368
Impairments	103	848
Total expenses	12,042	10,974
Other income and expenses
Interest and other income	846	738
Interest expense	(12,680)	(8,154)
Unrealized gain (loss) on derivatives	4,434	(50)
Total other income and expenses	(7,400)	(7,466)
Income before income tax expense	13,049	6,204
Income tax expense	203	—
Net income	$12,846	$6,204
Add:
Interest expense	12,680	8,154
Amortization expense	8,255	6,368
Income tax expense	203	—
EBITDA	$33,984	$20,726
Less:
Unrealized gain on derivatives	(4,434)	—
Straight line rent adjustments	—	(220)
Amortization of above- and below-market rents	(675)	(652)
Add:
Impairments	103	848
Acquisition-related expenses	381	752
Unrealized loss on derivatives	—	50
Straight line rent adjustments	144	—
Unit-based compensation	70	105
Repayments of investments in receivables	608	525
Deemed capital contribution to fund general and administrative expense reimbursement (1)	1,780	2,029
Adjusted EBITDA	$31,961	$24,163
Less:
Expansion capital expenditures	(131,820)	(59,153)
Cash interest expense	(10,799)	(7,243)
Cash income tax	(152)	—
Distributions to preferred unitholders	(4,874)	(2,854)
Distributions to noncontrolling interest holders	(12)	(7)
Add:
Borrowings and capital contributions to fund expansion capital expenditures	131,820	59,153
Distributable cash flow	$16,124	$14,059
Annualized quarterly distribution per unit	$1.47	$1.42
Distributions to common unitholders	17,664	13,834
Distributions to Landmark Dividend – subordinated units	573	2,218
Distributions to the General Partner – incentive distribution rights	386	185
Total distributions	$18,623	$16,237
Shortfall of distributable cash flow over the quarterly distribution	$(2,499)	$(2,178)
Coverage ratio (2)	0.87	x	0.87	x

(1)

Under the omnibus agreement that we entered into with Landmark at the closing of the IPO, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) November 19, 2019. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

(2)	Coverage ratio is calculated as the distributable cash flow for the year divided by the distributions to the common and subordinated unitholders on the weighted average units outstanding.